CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of the Eaton Vance Mutual Funds Trust (File No. 333-145560) of our reports dated January 16, 2007 relating to the financial statements and financial highlights of Eaton Vance Advisers Senior Floating-Rate Fund, Eaton Vance Prime Rate Reserves, EV Classic Senior Floating-Rate Fund and Eaton Vance Institutional Senior Floating-Rate Fund (the “Funds”) and Senior Debt Portfolio appearing in the Annual Reports on Forms N-CSR of the Funds for the year ended November 30, 2006, and to the reference to us under the heading “Financial Highlights of New Fund” in the Proxy Statement/Prospectus and to the reference to us under “Other Service Providers – Independent Registered Public Accounting Firm” in the Statement of Additional Information to the Proxy Statement/Prospectus, which constitute part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

October 5, 2007